EXHIBIT 10.1
AMENDMENT NO. 2
TO
LINCOLN ELECTRIC HOLDINGS, INC.
2006 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
Recitals
     WHEREAS, Lincoln Electric Holdings, Inc. (the “Company”) has adopted the 2006 Stock Plan for Non-Employee Directors, as amended by Amendment No. 1 (the “Plan”);
     WHEREAS, the Company now desires to amend the Plan to change the definition of Retirement; and
     WHEREAS, the Nominating and Corporate Governance Committee has approved this Amendment No. 2 to the Plan (“Amendment No. 2”).
Amendment
     NOW, THEREFORE, the Plan is hereby amended by this Amendment No. 2, effective as of July 26, 2007, as follows:
     1. The definition of “Retirement” in Section 2 of the Plan is amended to read as follows:
     “Retirement” means, unless otherwise determined by the Committee, a Termination of Service as a Director at the end of the Director’s term occurring as a result of the Director’s being unable to stand for reelection under the Company’s policy relating to Director retirement.
     2. Except as amended by Amendment No. 2, the Plan shall remain unchanged and in full force and effect.
     IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2 effective as of the date first written above.

LINCOLN ELECTRIC HOLDINGS, INC.
By:	/s/ Frederick G. Stueber
	Name:	Frederick G. Stueber
	Title:	Senior Vice President, General Counsel & Secretary